Exhibit 99.1

News Release

Novelis Announces Closing of Offering of $1.6 Billion of Senior Notes due 2030

ATLANTA, January 16, 2020 - Novelis Inc. (“Novelis”), the world leader in aluminum rolling and recycling, today announced the completion of the previously announced offering of $1.6 billion aggregate principal amount of 4.750% senior notes due 2030 (the “Notes”) by Novelis Corporation, an indirect wholly-owned subsidiary of Novelis. The Notes are guaranteed, jointly and severally, on a senior unsecured basis, by Novelis, and by certain of Novelis’ subsidiaries.

The net proceeds of the offering will be used to (i) refinance all of Novelis Corporation’s 6.25% Senior Notes due 2024 Notes, (ii) pay a portion of the consideration for the expected acquisition of Aleris Corporation, a Delaware corporation (“Aleris”) pursuant to a merger agreement signed on July 26, 2018 by and among Novelis, Aleris, Novelis Acquisitions LLC, a Delaware limited liability company and an indirect subsidiary of Novelis and OCM Opportunities ALS Holdings, L.P., a Delaware limited partnership, solely as representative for the stockholders, the option holders and the RSU holders of Aleris (the “Merger”) and pay fees and expenses incurred in connection therewith and (iii) use any remaining proceeds for general corporate purposes. The consummation of this offering is not contingent on completion of the Merger. If for any reason the Merger is not consummated, Novelis intends to use any remaining proceeds from this offering for general corporate purposes.

The Notes were offered in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered within the United States to qualified institutional buyers in accordance with Rule 144A and outside the United States in accordance with Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes were made only by means of a private offering circular.

Forward-Looking Statements

Statements made in this news release which describe Novelis’ intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” or similar expressions. Examples of forward-looking statements in this news release are statements about the offering of the Notes and the use of proceeds therefrom. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis’ actual results could differ materially from those expressed or implied in such statements. Novelis does not intend, and Novelis disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Novelis

Novelis is driven by its purpose to shape a sustainable world together. As a global leader in innovative products and services and the world’s largest recycler of aluminum, Novelis partners with customers in the automotive, beverage can and specialties industries to deliver solutions that maximize the benefits of sustainable lightweight aluminum throughout North America, Europe, Asia and South America. The company is headquartered in Atlanta, Georgia, operates 23 facilities in 9 countries, has approximately 11,000 employees and recorded $12.3 billion in revenue for its 2019 fiscal year. Novelis is a subsidiary of Hindalco Industries Limited, an industry leader in aluminum and copper, and the metals flagship company of the Aditya Birla Group, a multinational conglomerate based in Mumbai, India. For more information, visit novelis.com.

Media Contact:	Investor Contact:
Matthew Bianco	Megan Cochard
+1 404 760 4159	+1 404 760 4170
matthew.bianco@novelis.adityabirla.com	megan.cochard@novelis.adityabirla.com